SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2004

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7000 Sunwood Drive
Ramsey, Minnesota		55303
(Address of principal executive offices)		(Zip Code)

(763) 506-9000
(Registrant's telephone number)

Item 3.	Bankruptcy Or Receivership

        (a)       On June 23, 2004, BMC Industries, Inc. (the "Company") and its wholly owned subsidiaries Vision-Ease Lens, Inc. ("Vision-Ease") and Buckbee-Mears Medical Technologies, LLC (collectively, the "Debtors") each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code")  in the United States Bankruptcy Court for the District of Minnesota (Case Nos. 4-43515, 4-43516 and 4-43517).  The Debtors retain control of their assets and will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

                    On June 22, 2004, Vision-Ease entered into an asset purchase agreement to sell substantially all of its assets and all of the issued and outstanding capital stock of its foreign subsidiaries, to Insight Equity A.P. X, LP, a limited partnership located in Southlake, Texas.  The consummation of the sale is subject to the satisfaction of certain closing conditions and a sale process to be supervised by the Bankruptcy Court.

                    On June 24, 2004, the Bankruptcy Court entered an order approving a $10 million debtor-in-possession credit facility (the "DIP Facility"), which will provide the Debtors with operating financing during the bankruptcy proceedings.  The DIP Facility is provided by Deutsche Bank Trust Company Americas.

                    On June 23, 2004 the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        (b)            Not Applicable.

Item 7.	Financial Statements and Exhibits.

	(a) - (b)	Not Applicable.

	(c)	Exhibits

	Exhibit	Description

	99.1	Press Release issued by BMC Industries, Inc., dated June 23, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: July 7, 2004	By:	/s/Curtis E. Petersen
Curtis E. Petersen
	Its:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release issued by BMC Industries, Inc., dated June 23, 2004	Electronic Transmission